UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 25, 2016

The Michaels Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36501	37-1737959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 Bent Branch Drive, Irving, TX 75063
(Address of Principal Executive Offices) (Zip Code)

972-409-1300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2016,  The Michaels Companies, Inc. (the “Company”) announced the promotion of Denise A. Paulonis to Executive Vice President—Chief Financial Officer effective August 29, 2016.

Ms. Paulonis, 44, has served as Senior Vice President—Finance of the Company since November 2015.  She previously served as Vice President—Investor Relations, Treasury and Corporate Finance since September 2014.  Prior to joining the Company, Ms. Paulonis served in various capacities at PepsiCo, Inc. since 2009, most recently as Vice President, Financial Planning & Analysis, Frito Lay from August 2013 to September 2014, and as Vice President, Finance & Strategy, PepsiCo U.S. Sales from January 2011 to July 2013.

In connection with her promotion, Ms. Paulonis will receive an annualized base salary of $500,000, subject to increase, certain relocation benefits, and will be eligible for a fiscal year 2016 bonus with a target equal to 50% and a maximum payout of 100% of her base salary.  In connection with her promotion as well as the Company’s annual equity grant cadence, Ms. Paulonis will also receive an option to purchase shares of the Company’s common stock valued at $666,667, with the number of shares and exercise prices to be determined on the date of grant, and $333,333 in restricted stock units, with the number of shares to be determined on the date of grant.

No arrangement or understanding exists between Ms. Paulonis and any other person pursuant to which Ms. Paulonis was selected as an executive officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Ms. Paulonis.  In addition, except for compensation paid to Ms. Paulonis in connection with her employment, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Ms. Paulonis or any member of her immediate family had or will have a direct or indirect material interest.

As previously announced, in connection with the appointment of Ms. Paulonis, Charles M. Sonsteby will resign as Chief Financial Officer of the Company, effective August 29, 2016.  Mr. Sonsteby will continue to serve in the role of Vice Chairman of the Company.

On August 25, 2016, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press release issued by The Michaels Companies, Inc., dated August 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Michaels Companies, Inc.

Date: August 25, 2016	By:	/s/ Michael J. Veitenheimer
Michael J. Veitenheimer
Executive Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release issued by The Michaels Companies, Inc., dated August 25, 2016.